Paritz & Company, P.A.
certified public accountants

15 Warren Street, Suite 25
Hackensack, New Jersey 07601
(201) 342-7753
Fax:(201) 342-7598
www.paritz.com

October 10, 2018

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Rockefuel Blockchain, Inc. (formally B4MC Gold Mines, Inc.) dated October 10, 2018. We agree with the statements made concerning our firm contained therein.

Yours very truly,

Paritz & Company, P.A.

Paritz & Company, P.A.

1824677-1